EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the "AGREEMENT"), made and entered into as of this 6th day of October 2006, by and between Universal Energy Corp., a Delaware corporation (the "CORPORATION"), and Kevin Tattersall (the "EXECUTIVE").

WITNESSETH THAT:

WHEREAS, the Corporation desires to employ the Executive in the capacity hereinafter stated, and  the Executive desires to enter into the employ of the Corporation in such capacity for the period and on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, it is hereby covenanted and agreed by the Corporation and the Executive as follows:

  Employment Period.  The Corporation hereby agrees to employ the Executive as its Chief Exploration Officer, in such capacity, agrees to provide services to the Corporation for the period beginning on October 6, 2006 and ending October 6, 2008 (the "TERMINATION DATE") (or such later date as may be agreed to by the parties within 120 days prior to the Termination Date) (the "EMPLOYMENT PERIOD").

  Performance of Duties. The Executive agrees that during the Employment Period,  while he is employed by the Corporation, he shall devote his full time,  energies and talents exclusively to serving in the capacity of Chief Exploration Officer  of  the  Corporation  in  the best  interests  of  the Corporation,  and  to  perform  duties assigned to his by the Board of Directors  faithfully,  efficiently  and  in  a  professional  manner.  The Executive shall devote his working time and attention as he deems appropriate to the business and affairs of the Company (excluding any vacation and sick leave to which the Executive is entitled), render such services to the best of his ability, and use his reasonable best efforts to promote the interests of the Company. It shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions, and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

  Specifically,  as  Chief Exploration Officer,  you will be responsible for supporting the identification and evaluation of new business  opportunities  such  as  new  property acquisition or merger opportunities, supporting both near-term  and  long-range marketing activities,  and  the  oversight  and  evaluation of the company's top level  managers. Your responsibility will be to  management  and  the  Board  of Directors,  and  as  such, policy and direction  from  the  board  will  flow  through  you  to the company.

  Compensation.  Subject to the terms and conditions of this Agreement, during  the Employment  Period, the Executive shall be compensated by the Corporation  for  his services  as  follows:

    He shall receive $60,000 per year beginning October 6, 2006. The commencement of the payments will require approval by the Board of Directors of the Company. Executive shall be solely responsible for all income taxes, payroll taxes and other amounts imposed on Executive by reasons of any cash or non-cash compensation and benefits provided to Executive pursuant to this Agreement.

    Restricted Stock Grant. The Company hereby grants to the Executive 325,000 shares of the common stock of the Company that is currently traded on the Over the Counter Bulletin Board under the symbol UVEC. The stock is restricted as defined by the Securities Act of 1933, as amended.

    Vesting. The restricted stock issued will vest over a period of two years (24 equal monthly installments) beginning with date hereof. Vesting is contingent upon your continued employment with the Company. Any remaining unvested stock at the time of termination or resignation from the Company will be forfeited by the Executive.

  Compensation Due Upon Termination.  The  Executive's  right  to compensation  for  periods after  the  date  his  employment with the Corporation  terminates shall be determined in the accordance with the following:

    Discharge Without Cause.  If  the  Corporation  terminates  the Executive's employment  under  this Agreement without "cause" (as defined  Below),  the Executive shall be entitled to receive one month  base  salary.  Should the Executive be terminated under this provision (without cause) within the last three months of the Corporate accounting year (now currently the calendar year) the employee will also be entitled to any potential bonus based on paragraph (3) (b) above on a Pro-Rata Basis, e.g. 10 months of employment would equal 10/12 of a year or approximately 83.3% of the bonus the Executive could have earned if employed for the entire year.

    Voluntary Resignation.  The Corporation shall have no obligation to  make  payments  to  the  Executive  in  accordance  with  the provisions of paragraph 3 for periods after the date on which the Executive's employment with the Corporation terminates due to the Executive's  voluntary  resignation.

    Discharge  for Cause. The Corporation shall have no obligation to make payments to the Executive in accordance with the provisions of paragraph 3 for periods after the Executive's employment with the Corporation is terminated on account of the Executive's discharge for cause. The Executive shall be considered discharged for "cause" if he is discharged by the Corporation on account of the  occurrence  of  one  or  more  of  the  following  events:

      the Executive  becomes  habitually  addicted  to  drugs  or alcohol;

      the  Executive  discloses  confidential  information  in violation  of  paragraph  5;

      the Executive  engages  in  competition  in  violation of paragraph  5;

      the  Corporation  is  directed by regulatory or governmental authorities  to terminate the employment of the Executive or the Executive engages in activities that cause actions to be taken  by regulatory or governmental authorities that have a material  or  adverse  effect  on  the  Corporation;

      the Executive is indicted for a felony (other than a felony resulting from  a  traffic  violation);

      the Executive  disregards  his duties under this Agreement any  event of misconduct involving serious moral turpitude to the extent that, in the reasonable judgment of the Board of  Directors, the Executive's credibility and reputation no longer  conform  to  the standard  of  the  Corporation's executives;  or the  Executive  commits  an  act  of  fraud  against  the Corporation  or  violates  a  duty  of  loyalty  to  the Corporation.

    Disability.  The  Corporation  shall  have  no obligation to make payments  to  the  Executive in accordance with the provisions in paragraph 3 for periods after the date the Executive's employment with  the  Corporation  terminates  on  account of 50% or greater disability. For purposes of this subparagraph 4(d), determination of whether the Executive is 50% disabled shall be determined in accordance with applicable law.

    Death.  The Corporation shall have no obligation to make payments to the Executive in accordance with the provisions of paragraph 3 for periods after the date of the Executive's death.

  Confidential Information and Competition.  Executive hereby acknowledges that he/he will or may be making use of, acquiring and adding to confidential information of a special and unique nature and value affecting and relating to the Company and its operations, including, but not limited to, the Company's Business, the identity of the Company's customers and suppliers, the names, addresses and phone numbers of representatives and Executives, mailing lists, computer runoffs, financial information, prices paid by the Company for inventory, selling prices of the Company's products, its business practices, marketing strategies, expansion plans, the Company's contracts, business records and other records, the Company's trade secrets, formulas, inventions, techniques used in the Company's Business, know-how and technologies, whether or not patentable, and other similar information relating to the Company and the Company's Business (all the foregoing regardless of whether same was known to Executive prior to the date hereof or is or becomes known to third parties is hereinafter referred to collectively as "Confidential Information"), all of which provides Company with a competitive advantage and none of which is readily available except to authorized representatives, agents and Executives of Company.  The Executive further recognizes and acknowledges that all Confidential Information is the exclusive property of the Company, is material and confidential, and greatly affects the goodwill and effective and successful conduct of the Company's Business.  Accordingly, Executive hereby covenants and agrees that he/he will use the Confidential Information only for the benefit of the Company and shall not at any time, directly or indirectly, during the term of this Agreement or afterward, divulge, reveal or communicate any Confidential Information to any person, firm, corporation or entity whatsoever, or use any Confidential Information for his/his own benefit or for the benefit of others, including without limitation the solicitation of any Executives, agents, representatives, consultants or suppliers of the Company or its successors and assigns.  Confidential Information shall not include information that is, or becomes, generally available to the public through no violation of this Agreement by Executive, or which is generally known within the industry.

  For purposes of this Agreement, the Executive agrees that the fact the Executive had prior knowledge of a particular item of information encompassed within the Confidential Information, whether the same is or becomes generally known to the public, shall not permit the disclosure or use thereof, except as permitted in this Agreement.

    Executive recognizes and acknowledges that the Company's Business is built upon the confidence of the customers and that all goodwill arising out of the Executive's acquaintances with customers shall be the sole and exclusive property of the Company.

    Executive hereby acknowledges and agrees that the Company would suffer irreparable injury if Executive solicits representatives, contractors, Executives, suppliers or consultants of the Company, diverts business from the Company, or solicits or accepts business from clients, customers, or vendors of the Company.  As a material inducement to the Company to enter into this Agreement, and employ or continue to employ Executive, Executive hereby covenants and agrees that, unless the Company and its successors and assigns shall cease to engage in the Company's Business, during the period beginning on the date hereof and continuing until Twelve (12) months following the date of the termination of this Agreement, for any reason whatsoever, he/he shall not:

      directly or indirectly, operate, organize, maintain, establish, manage, own, participate in, or in any manner whatsoever, individually or through any corporation, firm or organization of which he/he shall be affiliated in any manner whatsoever, have any interest in, whether as owner, operator, partner, stockholder, director, trustee, officer, lender, representative, Executive, principal, agent, consultant or otherwise, any other business or venture anywhere, that   is in direct competition with the Company or the Company's Business, unless such activity shall have been previously agreed to in writing by the Company or its successors and assigns;

      directly or indirectly, divert business from the Company or its successors or assigns, or solicit business from, accept business from, divert the business of, or attempt to convert to other methods of using the same or similar services as are provided by the Company, any client, customer, vender or account of the Company; or

      directly or indirectly, solicit for employment, employ or otherwise engage the services of, any representatives, contractors, Executives, distributors or consultants of the Company or its successors or assigns.

    In view of the irreparable harm and damage that would result to the Company as  a result of a breach by the Executive of the covenants in this paragraph 5, and in view of the lack of an adequate remedy at law to compensate the Company for such harm and damage in the event of a breach or threatened breach by the

    Executive of those covenants, the Company shall have the right to receive, and the Executive hereby consents to the issuance of, temporary and permanent injunctions enjoining the Executive from any violation of said covenants.  In the event that a bond or other undertaking is required of the Company in connection with the issuance of a temporary injunction, the Executive agrees that such bond or undertaking shall not exceed One Thousand Dollars ($1,000.00), which sum is hereby agreed to be sufficient to compensate the Executive for all damages that may result from the wrongful issuance of such temporary injunctive relief.

    The provisions of this paragraph 5 shall be enforceable in law and in equity notwithstanding the existence of any claim or cause of action by the Executive against the Company whether predicated on this Agreement or otherwise.

    The Executive has carefully read and considered the provisions of this paragraph 5 and, having done so, agrees that the restrictions set forth in such Section are fair and reasonable and are reasonably required for the protection of the legitimate business interests of  the Company. In the event that a court of competent jurisdiction shall determine that any of the foregoing restrictions are unenforceable, the parties hereto agree that it is their desire that such court substitute an enforceable restriction in place of any restriction deemed unenforceable, and that the substituted restriction be deemed incorporated herein and enforceable against the Executive.  It is the intent of the parties hereto that the court, in determining any such enforceable substituted restriction, recognize that it is their intent that the foregoing restrictions be imposed and maintained to the greatest extent possible.  The foregoing shall not be interpreted to limit any party's rights to appeal.

    The obligations of the Executive under this paragraph 5 shall survive the expiration or termination of this Agreement for any reason.

    The  Company's  failure  or  refusal  to  enforce  any  of  the  terms  contained  in  this Agreement against any other Executive or former Executive, for any reason, shall not constitute a defense to the enforcement of this Agreement against Executive.

  Successors.  This  Agreement  shall  be  binding  on, and inure to the benefit  of,  the Corporation  and its successors and assigns and any person  acquiring all or substantially all of the Corporation's assets and  business, whether by merger, consolidation, purchase of assets or otherwise.

  Nonalienation. The interests of the Executive under this Agreement are not  subject  to  the claims  of  his  creditors,  other  than  the Corporation,  and  may  not  otherwise be voluntarily or involuntarily assigned,  alienated  or  encumbered except to the Executive's estate, heirs,  devisees,  or  trust  beneficiaries  upon  his  death.

  Waiver of Breach.  The  waiver  by  either  the Corporation or the Executive  of  a  breach  of any provision of this Agreement shall not operate  as  or  be deemed a waiver of any subsequent breach by either the  Corporation  or  the  Executive.

  Notice.  Any notice to be given hereunder by a party hereto shall be in  writing  and  shall be deemed to have been given when received or, when deposited in the U.S. mail, certified or registered mail, postage prepaid:

    to the  Executive  addressed  as  follows:

    Kevin Tattersall

    118 8th Avenue NW

    Calgary, AB

    to the  Corporation  addressed  as  follows:

  Universal Energy Corp.

  4044 W. Lake Mary Blvd.

  #104-347

  Lake Mary, FL 32746

  Amendment.  This  Agreement  may  be  amended or cancelled by mutual agreement  of  the parties in writing without the consent of any other person  and  no  person,  other  than  the parties  thereto  (and the Executive's  estate  or  beneficiaries upon his death), shall have any rights  under  or  interest  in  this  Agreement or the subject matter hereof.

  Applicable Law. The provisions of this Agreement shall be construed in accordance with the internal laws of the State of Delaware.

  Termination. All of the provisions of this Agreement shall terminate after the expiration of the Employment Period, except that paragraph 5 shall only terminate upon the expiration of the Non-competition Period and  paragraph  6  shall  terminate  upon  the  expiration  of  the Non-competition  Period.

IN  WITNESS  WHEREOF,  the Executive and the Corporation have executed his Employment  Agreement  as  of  the  day  and  year  first  above  written.

__/s/ Kevin Tattersall________

Kevin Tattersall

Universal Energy Corp.

_/s/ Billy Raley_____________

Billy R. Raley, Chief Executive Officer